  EXHIBIT 10.26

AMENDMENT
TO CONSULTING AGREEMENT

THIS AMENDMENT TO THE CONSULTING AGREEMENT is made and entered into as of February 1, 2016 (this "Amendment") by and between Ehave Inc. f/k/a Behavioural Neurological Applications and Solutions Inc. ("Ehave") and 8121346 Canada Inc. (the "Executive").

W I T N E S S E T H

WHEREAS, Ehave and the Executive are parties to a Consulting Agreement dated as of August 3, 2015 (the "Agreement"; capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Agreement);

WHEREAS, Ehave desires to engage the services of Prateek Dwivedi, the principal of 8121346 Canada Inc., as the chief executive officer of Ehave, and Mr. Dwivedi desires to be so engaged on the terms and provisions of this Amendment;

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Services. The Executive agrees that the services to be provided by the Executive hereunder and pursuant to the Agreement shall be provided by Mr. Prateek Dwivedi. Ehave hereby contracts the Executive in the role of Chief Executive Officer of Ehave, and the Executive hereby accepts acting in the role by Ehave upon the terms and conditions contained in this Amendment and the Agreement. The Executive agrees to perform such duties and services for Ehave and its subsidiaries or affiliates as are consistent with his position as the Chief Executive Officer of Ehave. The Executive shall perform his duties hereunder faithfully and to the best of his ability, and shall report directly to the Chairman of the Board of Directors of Ehave.

2. Relationship of Parties. Section 2.1 of the Agreement is hereby deleted in its entirety.

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3. Term. Sections 7.1 and 7.2 of the Agreement are hereby deleted in their entirety and replaced with the following:

"This Agreement can be terminated (i) by the Executive upon no less than thirty (30) business days' notice to the Board of Directors of Ehave and (ii) by Ehave as follows:

(x) effective immediately upon notice, to terminate the Agreement and to discharge him for "cause". For purposes of this Agreement, termination for "cause" shall mean if any one of the following events shall occur:

(a) the Executive's indictment or conviction in a court of law;

(b) any breach by the Executive of his fiduciary duties to Ehave;

(c) a material breach by the Executive of any of the terms or provisions of this Agreement;

(d) the Executive's failure or refusal to perform his duties hereunder, and such failure or refusal is not remedied by the Executive within ten (10) days after prior written notice; or

(e) any act of dishonesty or disloyalty by the Executive which adversely affects the business or reputation of Ehave;

(y) upon the death or disability of Mr. Dwivedi; or

(z) effective within 30 days' prior notice to the Executive.

4. Agreement Not To Compete. The Executive agrees that (i) during the term of the Agreement and (ii) for six months thereafter but only if the Executive resigns, the Executive will not engage, directly or directly, either as principal, agent, consultant, proprietor, creditor, stockholder, director, officer or employee, or participate in the ownership, management, operation or control of any business engaged in the business of Ehave or any similar business. The Executive acknowledges and agrees that the current market for Ehave extends throughout the world and that it is therefore reasonable to prohibit the Executive from competing with Ehave anywhere in such territory. This Section shall not apply to the Executive's ownership of less than five percent (5%) of the capital stock of a company having a class of capital stock which is traded on any national stock exchange or on the over-the-counter market.

The Executive agrees and acknowledges the foregoing restriction, the duration and the territorial scope thereof as set forth in this Section 4 and in Articles 3 and 4 of the Agreement, are under all of the circumstances reasonable and necessary for the protection of Ehave and its business. In the event that the Executive shall breach any of the foregoing provisions, or in the event that any such breach is threatened by the Executive, in addition to and without limiting or waiving any other remedies available to Ehave at law or in equity, Ehave shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, to restrain any such breach or threatened breach and to enforce the provision of this Agreement. The Executive acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, Ehave shall not use as a defense thereto that there is an adequate remedy at law.

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5. Exclusive Agreement. The Executive represents and warrants to Ehave that there are no agreements or arrangements, whether written or oral, in effect which would prevent him from rendering services to Ehave as provided herein. The Executive further represents, warrants and agrees with Ehave that he has not made and will not make any commitment, take any act in conflict with this Agreement or take any action that might divert from Ehave any opportunity which would be in the scope of any present or future business of Ehave.

6. Entire Agreement. This Amendment and the Agreement constitutes the entire understanding between Ehave and the Executive with respect to the subject matter hereof and supersedes any and all previous agreements or understandings between the Executive and Ehave concerning the subject matter hereof, all of which are merged herein.

7. Reference. On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Agreement in any other agreement, document or other instrument, shall mean, and be a reference to the Agreement, as amended by this Amendment.

8. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile or other electronic means, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

9. Captions. The captions used in this Amendment and in the Agreement are intended for convenience of reference only, shall not constitute any part of this Amendment or the Agreement, as the case may be, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment or the Agreement, as the case may be.

10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

11. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the Agreement.

12. Independent Counsel. This Amendment shall be construed to effectuate the mutual intent of the parties. This Amendment shall not be construed against any party by virtue of its role as the drafter thereof. No drafts of this Amendment shall be offered by any party, nor shall any draft be admissible in any proceeding, to explain or construe this agreement. Each party hereto acknowledges and agrees that it or he, as the case may be, has received or has had the opportunity to receive independent legal counsel of its/his own choice and that it/he has been sufficiently apprised of its/his rights and responsibilities with regard to the substance of this Amendment.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

EHAVE INC.

By:	/s/ Scott L. Woodrow
Name:	Scott L. Woodrow
Title:	President and Chief Executive Officer

8121346 CANADA INC.

By:	/s/ Prateek Dwivedi
Name:	Prateek Dwivedi
Title:	Principal

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